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                                                                     Exhibit 5.1

                OPINION AS TO LEGALITY OF SHARES BEING REGISTERED

                          Katten Muchin Zavis Rosenman

                        1025 Thomas Jefferson Street, NW
                              East Lobby, 7th Floor
                              Washington, DC 20007
                                  202 625-3500


                                October 17, 2003

Alloy, Inc.
115 West 26th Street, 11th Floor
New York, NY 10001

Ladies and Gentlemen:

We have acted as counsel to Alloy, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 9,220,475 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") under the following stock option plans: Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan, as amended (the "1997 Alloy Plan"); the dELiA*s Inc. Amended and Restated 1996 Stock Incentive Plan, as amended (the "1996 dELiA*s Plan"); the dELiA*s Inc. 1998 Stock Incentive Plan (the "1998 dELiA*s Plan"); and the iTurf Inc. 1999 Amended and Restated Stock Incentive Plan, as amended (the "1999 iTurf Plan," and together with the 1996 dELiA*s Plan and the 1998 dELiA*s Plan, the "dELiA*s Plans," and together with the 1997 Alloy Plan, collectively the "Plans"). The dELiA*s Plans were assumed by the Company in connection with the Company's acquisition of dELiA*s Corp. (the
"Acquisition"), and the options previously issued under the dELIA*s Plans converted into options to purchase Common Stock pursuant to the terms of the Acquisition Agreement dated as of July 30, 2003, by and among the Company, Dodger Acquisition Corp. and dELiA*s Corp. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated Bylaws, both as currently in effect; copies of the plans; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold in accordance with the provisions of the Plans, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be broght to our attention.

Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. In giving this consent we do not admit that we are included in the category of persons whose consent is required under Section of the Act or the rules and regulations of the SEC.

                                              Very truly yours,

                                              /s/  Katten Muchin Zavis Rosenman

                                              Katten Muchin Zavis Rosenman